Exhibit 99.1

FOR IMMEDIATE RELEASE
June 20, 2007	CONTACT:
News Media
	Kim Greer	(202) 624-6704 (Office)
(703) 216-3686 (Mobile)

Financial Community
	Melissa E. Adams	(202) 624-6410 (Office)

Accenture Contact:
	Patrick Mendoza	(512) 372-6361 (Office)
Washington Gas Taps Accenture to Enhance Its Customer Services, Technology Delivery and Business Processes
WASHINGTON, D.C.; June 20, 2007 – Washington Gas Light Co. and Accenture (NYSE:ACN) today announced that they have signed a multi-year agreement for Accenture to provide business process outsourcing, and service and technology enhancements to Washington Gas.
“This new alliance with Accenture supports our strategic objective of implementing dramatic improvements in our utility business,” said James H. DeGraffenreidt Jr., chairman and chief executive officer of Washington Gas. “This collaboration will help us to balance more effectively our efforts to provide enhanced services, manage our operating expenses and continue providing safe, reliable natural gas service to customers at a reasonable cost.”
“High-performing organizations take the initiative to modernize, stay ahead of the technology curve and seek the most efficient and effective ways to deliver service to customers,” DeGraffenreidt concluded.
Washington Gas expects to pay approximately $350 million for a combination of capital expenditures and services over the 10-year business process outsourcing agreement, which will help the utility enhance its technology, business processes and workforce performance to improve customer service.
Washington Gas • 101 Constitution Avenue, NW. • Washington, DC 20080 • www.washingtongas.com

Under the contract, Washington Gas also has agreed to pay an additional $16 million for the purchase of IT equipment and software from Proquire, an Accenture affiliate.
These steps undertaken by Washington Gas should help the utility to save approximately $170 million over the 10-year contract term, compared with the projected cost of continuing to provide these services under its current business model and after considering related one-time implementation costs. Washington Gas forecasts that it will derive the savings from $51 million in lower capital expenditures and $119 million in reduced operations expenses over the duration of the contract.
“Our process models, people, applications, and assets developed across our global practice and from over 25 outsourcing processes handled through Accenture Business Services for Utilities (ABSU) are designed to help support Washington Gas’s commitment to improving its business processes and performance for customers. Additionally, this relationship will provide Washington Gas with greater cost predictability over the term of the agreement,” said Keith Mueller, managing director of Accenture Business Services for Utilities.
During fiscal years 2007 and 2008, Washington Gas expects to incur and pay total, onetime costs of approximately $29 million to implement its business process outsourcing agreement with Accenture. This includes $9 million in severance and benefit costs and $20 million in transition, process upgrades and transaction costs. These costs have been factored into the savings identified above. Washington Gas seeks to amortize these costs in pending rate cases, which include performance-based rate design proposals that would automatically share with customers and investors the realized net savings from successful implementation of this initiative.
“Accenture is looking to provide Washington Gas with continuous process and operational improvements that help them deliver consistently better services to customers and maintain strong value for all stakeholders,” said David Bieber, managing director of Accenture’s Utilities industry group in North America.
During the next six weeks, Accenture will begin a phased transition of Washington Gas support functions and business processes in portions of the utility’s human resources, information technology, consumer services and financial operations. The transition is expected to continue through the summer of 2008. Accenture will provide the services through Accenture Business Services for Utilities, one of the largest providers of outsourced customer care, technology and business services to utilities in North America. Accenture also plans to leverage its Global Delivery Network, comprising more than 40 delivery centers in 30 cities across five continents, to meet and sustain Washington Gas’s economic and process improvement goals.

The collaboration between Washington Gas and Accenture is expected to result in the elimination of 300 positions within the utility’s affected business units. Approximately 50 of these positions currently are vacant. The remaining employees will transition to other roles in the company, apply for positions with Accenture or be released from service. Those leaving the company are being offered outplacement assistance and counseling through Washington Gas.
About Washington Gas
Headquartered in Washington, D.C., Washington Gas is a wholly-owned subsidiary of WGL Holdings, Inc. (NYSE: WGL), and delivers natural gas to more than one million residential, commercial and industrial customers throughout metropolitan Washington, D.C., and the surrounding region. The parent company holds a group of energy-related retail businesses that focus primarily on retail energy-marketing and commercial heating, ventilating and air conditioning services. For more information about Washington Gas, visit www.washingtongas.com. For more information about WGL Holdings, visit www.wglholdings.com.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills and technologies to help clients improve their performance. With more than 152,000 people in 49 countries, the company generated net revenues of US$16.65 billion for the fiscal year ended Aug. 31, 2006. Its homepage is www.accenture.com.
Forward-Looking Statements
This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Note: This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward- looking statements are typically identified by words such as, without limitation, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. As previously disclosed in our filings with the Securities and Exchange Commission (SEC), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintaining Washington Gas’s natural gas distribution system; the ability to implement successful approaches to modify the current or future composition of gas delivered to customers or to remediate the effects of the current or future composition of gas delivered to customers, as a result of the introduction of gas from the Cove Point facility to Washington Gas’s natural gas distribution system; the ability to recover the costs of implementing steps to accommodate delivery of natural gas to customers as a result of the receipt of gas from the Cove Point facility; variations in weather conditions from normal levels; the availability of natural gas supply and interstate pipeline transportation and storage capacity; the ability of natural gas producers, pipeline gatherers, and natural gas processors to deliver natural gas into interstate pipelines for delivery by those interstate pipelines to the entrance points of Washington Gas’s natural gas distribution system as a result of factors beyond our control; changes in economic, competitive, political and regulatory conditions and developments; changes in capital and energy commodity market conditions; changes in credit ratings of debt securities of WGL Holdings Inc. or Washington Gas Light Co. that may affect access to capital or the cost of debt; changes in credit market conditions and creditworthiness of customers and suppliers; changes in relevant laws and regulations, including tax, environmental and employment laws and regulations; legislative, regulatory and judicial mandates or decisions affecting business operations or the timing of recovery of costs and expenses; the timing and success of business and product development efforts and technological improvements; the pace of deregulation efforts and the availability of other competitive alternatives to our products and services; changes in accounting principles; acts of God and terrorist activities and other uncertainties; and the ability of Washington Gas to implement effectively the outsourcing of several portions of its business units. The outcome of negotiations and discussions we may hold with other parties from time to time regarding utility and energy-related investments and strategic transactions that are both recurring and non- recurring may also affect future performance. For a further discussion of risks and uncertainties, see our filings with the SEC, including our most recent annual report on Form 10-K.
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